SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form 8-K


                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934.

                     Date of report: April 14, 2000

                            Lotus Pacific, Inc.
          (Exact name of registrant as specified in its charter)

                                Delaware
                          State of Organization

                                000-24999
                          Commission File Number

                                52-1947160
                       Employer Identification Number

      200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                  Address of Principal Executive Office

                               (732) 885-1750
           Registrant's Telephone Number, Including Area Code





Item 2.    Acquisition or Disposition of Assets


On March 31, 2000, Registrant completed sales of portions of its equity interest in TurboNet Communications ("TurboNet") to unrelated foreign investors in a series of individual offshore transactions pursuant to Regulation S under the Securities Act. The sales generated net proceeds of $64.6 million and reduced Registrant's ownership of TurboNet's capital stock from approximately 81% to approximately 63%.








                                 Signatures



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            LOTUS PACIFIC, INC.


Date:  April 14, 2000

                                            By:  /s/ Jeremy Wang
                                            --------------------------
                                             Jeremy Wang, President